Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $44.0 Million, or $1.27 Per Diluted Share, for First Quarter 2022;
Declares Quarterly Cash Dividend of $0.44 Per Share

Walla Walla, WA - April 20, 2022 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $44.0 million, or $1.27 per diluted share, for the first quarter of 2022, a 12% decrease compared to $49.9 million, or $1.44 per diluted share, for the preceding quarter and a 6% decrease compared to $46.9 million, or $1.33 per diluted share, for the first quarter of 2021.  Banner’s first quarter 2022 results include $7.0 million in recapture of provision for credit losses, compared to $5.2 million in recapture of provision for credit losses in the preceding quarter and $9.3 million in recapture of provision for credit losses in the first quarter of 2021.

Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.44 per share.  The dividend will be payable May 13, 2022, to common shareholders of record on May 3, 2022.

“Banner’s core operating performance during the first quarter reflects the resilience of our super community bank strategy, and the ongoing implementation of Banner Forward, launched in the third quarter of 2021,” said Mark Grescovich, President and CEO.  “Our performance for the first quarter benefited from lower operating expense, continued core deposit growth and the branch consolidations we completed during the current quarter.  The unprecedented level of market liquidity and our continued focus on generating new client relationships contributed to our core deposits increasing 9% compared to March 31, 2021.  We believe Banner remains well positioned for rising interest rates with a low-cost granular core deposit base and ample on-balance sheet liquidity to support renewed loan demand.  Our approach of consistently delivering outstanding service and value to our clients, communities, colleagues, company and shareholders while holding fast to our performance objectives continues to guide our success.”

“During the third quarter of 2021 we began implementing Banner Forward, a bank-wide initiative to enhance revenue growth and reduce operating expense,” said Grescovich.  “The remaining efficiency-related initiatives are anticipated to be implemented sequentially over the next two quarters with implementation of the revenue initiatives ramping up in the second half of the year.  Full implementation is expected by 2023, with the goal of delivering sequential improvements in operating performance over the course of the next five quarters while staying true to our mission and values.  Banner Forward is focused on accelerating growth in commercial banking, deepening relationships with retail clients, and advancing technology strategies to enhance our digital service channels, while streamlining underwriting and back office processes.  During the first quarter of 2022, we incurred expenses of $2.5 million related to Banner Forward.”

At March 31, 2022, Banner Corporation had $16.78 billion in assets, $8.98 billion in net loans and $14.52 billion in deposits.  Banner operates 141 full service branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - First Quarter 2022 Results
April 20, 2022

First Quarter 2022 Highlights
•	Revenues decreased 5% to $138.1 million, compared to $146.0 million in the preceding quarter, and decreased 3% when compared to $141.9 million in the first quarter a year ago.
•
Net interest income decreased to $118.7 million in the first quarter of 2022, compared to $121.5 million in the preceding quarter and increased compared to $117.7 million in the first quarter a year ago.

•	Net interest margin on a tax equivalent basis was 3.18%, compared to 3.17% in the preceding quarter and 3.44% in the first quarter a year ago.
•	Mortgage banking revenues decreased 21% to $4.4 million, compared to $5.6 million in the preceding quarter, and decreased 61% compared to $11.3 million in the first quarter a year ago.
•	Return on average assets was 1.06%, compared to 1.18% in the preceding quarter and 1.24% in the first quarter a year ago.
•	Net loans receivable increased to $8.98 billion at March 31, 2022, compared to $8.95 billion at December 31, 2021, and decreased 8% compared to $9.79 billion at March 31, 2021.
•
Asset quality improved with non-performing assets decreasing to $19.1 million, or 0.11% of total assets, at March 31, 2022, compared to $23.7 million, or 0.14% of total assets in the preceding quarter, and decreasing from $37.0 million, or 0.23% of total assets, at March 31, 2021.

•
The allowance for credit losses - loans was $125.5 million, or 1.38% of total loans receivable, as of March 31, 2022, compared to $132.1 million, or 1.45% of total loans receivable as of December 31, 2021 and $156.1 million, or 1.57% of total loans receivable as of March 31, 2021.

•
Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 2% to $13.72 billion at March 31, 2022, compared to $13.49 billion at December 31, 2021, and increased 9% compared to $12.64 billion a year ago.  Core deposits represented 94% of total deposits at March 31, 2022.

•	Dividends to shareholders were $0.44 per share in the quarter ended March 31, 2022.
•	Common shareholders’ equity per share decreased 8% to $45.49 at March 31, 2022, compared to $49.35 at the preceding quarter end, and decreased 2% from $46.60 a year ago.
•	Tangible common shareholders’ equity per share* decreased 10% to $34.25 at March 31, 2022, compared to $38.02 at the preceding quarter end, and decreased 3% from $35.29 a year ago.

*Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income and total non-interest income) and the adjusted efficiency ratio (which excludes merger and acquisition-related expenses, COVID-19 expenses, Banner Forward expenses, amortization of core deposit intangibles, real estate owned operations, loss on extinguishment of debt and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Significant Recent Initiatives and Events
On February 18, 2022, Banner Bank completed the consolidation of seven branches and entered into a purchase and assumption agreement with Spokane Teachers Credit Union, Spokane, Washington (“STCU”) with respect to the sale to STCU of four Banner Bank branches located in Hayden, Idaho, and in Chewelah, Colville, and Kettle Falls, Washington, subject to certain regulatory approvals and customary closing conditions.
The sale includes deposit accounts with an approximate balance of $212 million.  Banner Bank will receive a 5.0% premium in relation to the core deposits.  The sale also includes all related branch premises and equipment.

Banner anticipates that these sale transactions will help to further shape the Bank’s service footprint, while contributing to our capital, reducing  excess liquidity, and improving our operating efficiency.  The transactions are expected to support the Banner Forward initiative by improving management’s focus on key operations and markets, and providing capital to reinvest in profitability enhancement initiatives. Banner’s goal is that the combined impact of these sales and Banner Forward initiatives will be positive to future annual operating earnings.

Income Statement Review
Net interest income was $118.7 million in the first quarter of 2022, compared to $121.5 million in the preceding quarter and $117.7 million in the first quarter a year ago, primarily reflecting the on-going low interest rate environment and loan forgiveness under the Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”).
Banner’s net interest margin on a tax equivalent basis was 3.18% for the first quarter of 2022, a one basis-point increase compared to 3.17% in the preceding quarter and a 26 basis-point decrease compared to 3.44% in the first quarter a year ago.

BANR - First Quarter 2022 Results
April 20, 2022

“Higher core deposit balances resulted in a decrease in the cost of funding liabilities which positively affected our net interest margin during the quarter.  This impact was partially offset by lower interest income during the quarter, primarily as a result of the decline in the acceleration of the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness,” said Grescovich.  Acquisition accounting adjustments added three basis points to the net interest margin in the current quarter and five basis points in both the preceding quarter and in the first quarter a year ago.  The total purchase discount for acquired loans was $8.5 million at March 31, 2022, compared to $9.7 million at December 31, 2021, and $13.9 million at March 31, 2021.
Average yields on interest-earning assets were 3.29% for both the first quarter of 2022 and the preceding quarter and decreased 35 basis points compared to 3.64% in the first quarter a year ago.  The year over year decreases in average yield on interest-earning assets primarily reflects decreases in the average yield on investment securities and increases in the average balance of interest-bearing deposits, as excess liquidity was invested in low yielding short term investments.  Average loan yields decreased seven basis points to 4.50% compared to 4.57% in the preceding quarter and increased seven basis points compared to 4.43% in the first quarter a year ago.  The decrease in average loan yields during the current quarter compared to the preceding quarter was primarily the result of a decline in the acceleration of the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness during the quarter.  Loan discount accretion added five basis points to average loan yields in the current quarter, eight basis points in the preceding quarter and seven basis points in the first quarter a year ago.  Deposit costs were 0.06% in the first quarter of 2022, a one basis-point decrease compared to the preceding quarter and a five basis-point decrease compared to the first quarter a year ago.  The year-over-year decrease in quarterly deposit costs was primarily the result of decreases in market interest rates during 2020 as well as an increase in the average balance of core deposits.  The total cost of funding liabilities was 0.12% during the first quarter of 2022, a one basis-point decrease compared to the preceding quarter and a nine basis-point decrease compared to 0.21% in the first quarter a year ago.
Banner recorded a $7.0 million recapture of provision for credit losses in the current quarter (comprised of a $7.4 million recapture of provision for credit losses - loans, a $428,000 provision for credit losses - unfunded loan commitments and a $13,000 recapture of provision for credit losses - held-to-maturity debt securities).  This recapture compares to a $5.2 million recapture of provision for credit losses in the prior quarter (comprised of an $8.1 million recapture of provision for credit losses - loans, a $2.3 million provision for credit losses - unfunded loan commitments and a $579,000 provision for credit losses - held-to-maturity debt securities) and a $9.3 million recapture of provision for credit losses in the first quarter a year ago (comprised of an $8.0 million recapture of provision for credit losses - loans, a $1.2 million recapture of provision for credit losses - unfunded loan commitments and a $4,000 provision for credit losses - held-to-maturity debt securities).  The recapture of provision for credit losses for the current and preceding quarters primarily reflects improvement in the level of adversely classified loans, as well as in the economic indicators utilized to calculate credit losses.
Total non-interest income was $19.4 million in the first quarter of 2022, compared to $24.5 million in the preceding quarter and $24.3 million in the first quarter a year ago.  Deposit fees and other service charges were $11.2 million in the first quarter of 2022, compared to $10.3 million in the preceding quarter and $8.9 million in the first quarter a year ago.  The increase in deposit fees and other service charges from the first quarter a year ago is primarily a result of increased deposit transaction account activity.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $4.4 million in the first quarter, compared to $5.6 million in the preceding quarter and $11.3 million in the first quarter of 2021.  The decrease from the prior quarter and from the first quarter of 2021 primarily reflects a reduction in the volume of one- to four-family loans sold, as well as a decrease in the gain on sale margin on one- to four-family held-for-sale loans.  The reduction in volumes reflects a reduction in refinancing activity as interest rates increased during the current quarter.  Home purchase activity accounted for 64% of one- to four-family mortgage loan originations in both the first quarter of 2022 and in the prior quarter and was 54% in the first quarter of 2021.  The lower mortgage banking revenue for the current quarter compared to the prior quarter is also due in part to a $603,000 lower of cost or market downward adjustment recorded on multifamily held for sale loans due to increases in market interest rates, partially offset by $340,000 of gain recognized on the sale of multifamily loans as compared to none in the prior quarter.  Miscellaneous non-interest income decreased to $1.7 million in the first quarter of 2022, compared to $4.7 million in the preceding quarter and $2.1 million in the first quarter a year ago.  The decrease in miscellaneous non-interest income from the prior quarter is primarily a result of a valuation adjustment on the SBA servicing asset and higher gains recognized in the prior quarter related to both SBA loans sold and the disposition of closed branch locations.
Banner’s first quarter 2022 results included a $49,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading and limited partnership investments, and a $435,000 net gain on the sale of securities.  In the preceding quarter, results included a $2.7 million net gain for fair value adjustments and a $136,000 net loss on the sale of securities.  In the first quarter a year ago, results included a $59,000 net gain for fair value adjustments and a $485,000 net gain on the sale of securities.
Total revenue decreased 5% to $138.1 million for the first quarter of 2022, compared to $146.0 million in the preceding quarter, and decreased 3% compared to $141.9 million in the first quarter a year ago.  Adjusted revenue* (the total of net interest income and total non-interest income excluding the net gain or loss on the sale of securities and the net change in valuation of financial instruments) was $137.6 million in the first quarter of 2022, compared to $143.4 million in the preceding quarter and $141.4 million in the first quarter of 2021.
Total non-interest expense was $91.2 million in the first quarter of 2022, compared to $91.8 million in the preceding quarter and $93.5 million in the first quarter of 2021.  The decrease in non-interest expense for the current quarter compared to the prior quarter reflects a $665,000 decrease in occupancy and equipment expenses, a $1.6 million decrease in advertising and marketing expenses and a $1.5 million decrease in loss on

BANR - First Quarter 2022 Results
April 20, 2022

extinguishment of debt, partially offset by a $1.7 million increase in salary and employee benefits expenses primarily due to severance costs and typical higher payroll taxes in the first quarter of a year partially offset by lower salary expense and a $1.4 million decrease in capitalized loan origination costs.  Banner recorded a $793,000 loss on extinguishment of debt as a result of the redemption of $50.5 million of junior subordinated debentures during the first quarter of 2022, compared to a $2.3 million loss as a result of the redemption of $8.2 million of junior subordinated debentures during the prior quarter.  The year-over-year quarterly decrease in non-interest expense primarily reflects decreases in salary and employee benefits expense, primarily due to a reduction in staffing, and professional and legal expenses, primarily due to a reduction in consultant expense.  The year-over-year quarterly decreases in non-interest expense were partially offset by a decrease in capitalized loan origination costs and the previously mentioned loss on extinguishment of debt.  Banner’s efficiency ratio was 66.04% for the current quarter, compared to 62.88% in the preceding quarter and 65.90% in same quarter a year ago.  Banner’s adjusted efficiency ratio* was 62.09% for the current quarter, compared to 59.71% in the preceding quarter and 63.18% in the year ago quarter.
For the first quarter of 2022, Banner had $9.9 million in state and federal income tax expense for an effective tax rate of 18.4%, reflecting the benefits from tax exempt income and an adjustment to the deferred tax asset during the quarter.  Banner’s statutory income tax rate is 23.6%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

Balance Sheet Review
Total assets decreased to $16.78 billion at March 31, 2022, compared to $16.80 billion at December 31, 2021, and increased 4% when compared to $16.12 billion at March 31, 2021.  The total of securities and interest-bearing deposits held at other banks was $6.06 billion at March 31, 2022, compared to $6.26 billion at December 31, 2021 and $4.81 billion at March 31, 2021.  During the current quarter, Banner transferred $458.6 million of securities from available for sale to securities held to maturity to limit the impact that potential future interest rates changes would have on its accumulated other comprehensive income.  The average effective duration of Banner's securities portfolio was approximately 6.2 years at March 31, 2022, compared to 5.2 years at March 31, 2021.
Total loans receivable increased to $9.11 billion at March 31, 2022, compared to $9.08 billion at December 31, 2021, and decreased when compared to $9.95 billion at March 31, 2021.  The decrease in total loans receivable compared to the first quarter a year ago primarily reflects the forgiveness of SBA PPP loans.  Excluding SBA PPP loans, total loans receivable increased $100.5 million during the current quarter and increased $420.2 million from the first quarter a year ago.  SBA PPP loans decreased 56% to $58.6 million at March 31, 2022, compared to $133.9 million at December 31, 2021, and decreased 96% when compared to $1.32 billion at March 31, 2021.  The decrease in SBA PPP loans was offset by increases in multifamily real estate and one- to four-family loans.  Multifamily real estate loans increased 13% to $598.6 million at March 31, 2022, compared to $530.9 million at December 31, 2021, and increased 52% compared to $394.8 million a year ago.  Commercial real estate loans decreased 2% to $3.71 billion at March 31, 2022, compared to $3.79 billion at December 31, 2021, and increased slightly compared to $3.69 billion a year ago.  Commercial business loans were $1.96 billion at both March 31, 2022 and December 31, 2021, and decreased 37% compared to $3.09 billion a year ago, primarily due to SBA PPP loans forgiven.  Excluding SBA PPP loans, commercial business loans increased 4% to $1.90 billion at March 31, 2022, compared to $1.83 billion at December 31, 2021, and increased 5% compared to $1.81 billion a year ago.  Agricultural business loans decreased to $245.3 million at March 31, 2022, compared to $280.6 million at December 31, 2021 and decreased from $255.7 million a year ago.  Total construction, land and land development loans were $1.33 billion at March 31, 2022, a 1% increase from $1.31 billion at both December 31, 2021, and March 31, 2021.  Consumer loans increased to $567.6 million at March 31, 2022, compared to $555.9 million at December 31, 2021, and decreased from $570.7 million a year ago.  One- to four-family loans increased to $708.1 million at March 31, 2022, compared to $657.5 million at December 31, 2021, and increased from $629.4 million a year ago.

Loans held for sale were $101.0 million at March 31, 2022, compared to $96.5 million at December 31, 2021, and $135.3 million at March 31, 2021.  The volume of one- to four- family residential mortgage loans sold was $210.4 million in the current quarter, compared to $245.9 million in the preceding quarter and $300.3 million in the first quarter a year ago.  Banner sold $15.8 million of multifamily loans during the first quarter of 2022, compared to none in the preceding quarter and $107.7 million in the first quarter a year ago.

Total deposits increased 1% to $14.52 billion at March 31, 2022, compared to $14.33 billion at December 31, 2021, and increased 7% when compared to $13.55 billion a year ago.  The year-over-year increase in total deposits was due primarily to SBA PPP loan funds deposited into client accounts and an increase in general client liquidity due to reduced business investment and consumer spending during the COVID-19 pandemic.  Non-interest-bearing account balances increased to $6.49 billion at March 31, 2022, compared to $6.39 billion at December 31, 2021, and increased 8% compared to $5.99 billion a year ago.  Core deposits were 94% of total deposits at both March 31, 2022 and December 31, 2021 and 93% of total deposits a year ago.  Certificates of deposit decreased to $800.4 million at March 31, 2022, compared to $838.6 million at December 31, 2021, and decreased 12% compared to $907.0 million a year earlier.  Banner had no FHLB borrowings at March 31, 2022, compared to $50.0 million at December 31, 2021 and $100.0 million a year ago.

At March 31, 2022, total common shareholders’ equity was $1.56 billion, or 9.32% of assets, compared to $1.69 billion or 10.06% of assets at December 31, 2021, and $1.62 billion or 10.04% of assets a year ago.  The decrease in total common shareholders’ equity during the current quarter was primarily due to a $154.3 million decrease in accumulated other comprehensive income related to an increase in the unrealized loss on available for sale securities

BANR - First Quarter 2022 Results
April 20, 2022

reflecting the increase in market interest rates during the current quarter.  At March 31, 2022, tangible common shareholders’ equity*, which excludes goodwill and other intangible assets, net, was $1.18 billion, or 7.18% of tangible assets*, compared to $1.30 billion, or 7.93% of tangible assets, at December 31, 2021, and $1.23 billion, or 7.80% of tangible assets, a year ago.  Banner’s tangible book value per share* decreased to $34.25 at March 31, 2022, compared to $35.29 per share a year ago.

Banner and its subsidiary bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”  At March 31, 2022, Banner's common equity Tier 1 capital ratio was 11.39%, its Tier 1 leverage capital to average assets ratio was 8.58%, and its total capital to risk-weighted assets ratio was 14.05%.
Credit Quality
The allowance for credit losses - loans was $125.5 million at March 31, 2022, or 1.38% of total loans receivable and 674% of non-performing loans, compared to $132.1 million at December 31, 2021, or 1.45% of total loans receivable and 578% of non-performing loans, and $156.1 million at March 31, 2021, or 1.57% of total loans receivable and 426% of non-performing loans.  In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $12.9 million at March 31, 2022, compared to $12.4 million at December 31, 2021 and $12.1 million at March 31, 2021.  Net loan recoveries totaled $748,000 in the first quarter of 2022, compared to $311,000 in the preceding quarter and $3.2 million of net loan charge-offs in the first quarter a year ago.  Non-performing loans were $18.6 million at March 31, 2022, compared to $22.8 million at December 31, 2021, and $36.6 million a year ago.  Real estate owned and other repossessed assets were $446,000 at March 31, 2022, compared to $869,000 at December 31, 2021, and $377,000 a year ago.
Banner’s total substandard loans were $178.4 million at March 31, 2022, compared to $198.4 million at December 31, 2021, and $311.6 million a year ago.  The quarter over quarter decrease primarily reflects the payoff of substandard loans as well as balance paydowns and risk rating upgrades.
Banner’s total non-performing assets were $19.1 million, or 0.11% of total assets, at March 31, 2022, compared to $23.7 million, or 0.14% of total assets, at December 31, 2021, and $37.0 million, or 0.23% of total assets, a year ago.
Conference Call
Banner will host a conference call on Thursday April 21, 2022, at 8:00 a.m. PDT, to discuss its first quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (844) 200-6205 using access code 982074 to participate in the call.  A replay will be available for one week at (866) 813-9403 using access code 681359, or at www.bannerbank.com.
About the Company
Banner Corporation is a $16.78 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
Factors that could cause Banner’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: (1) the effect of the COVID-19 pandemic, including on Banner’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate clients, including economic activity, employment levels and market liquidity; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on client behavior and net interest margin; (6) uncertainty regarding the future of the London Interbank Offered Rate (LIBOR), and the potential

BANR - First Quarter 2022 Results
April 20, 2022

transition away from LIBOR toward new interest rate benchmarks; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet clients’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; (12) changes in financial markets; (13) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (14) the costs, effects and outcomes of litigation; (15) legislation or regulatory changes, including but not limited to changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, other governmental initiatives affecting the financial services industry including as a result of COVID -19 and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) future acquisitions by Banner of other depository institutions or lines of business; (18) future goodwill impairment due to changes in Banner’s business, changes in market conditions, including as a result of the COVID-19 pandemic or other factors; (19) the costs associated with Banner Forward and (20) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and (21) other risks detailed from time to time in Banner’s filings with the Securities and Exchange Commission including Banner’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

BANR - First Quarter 2022 Results
April 20, 2022

RESULTS OF OPERATIONS	Quarters Ended
(in thousands except shares and per share data)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021

INTEREST INCOME:
Loans receivable	$100,350	$104,929	$108,924
Mortgage-backed securities	14,109	13,220	9,371
Securities and cash equivalents	8,432	8,397	6,226
	122,891	126,546	124,521
INTEREST EXPENSE:
Deposits	2,086	2,384	3,609
Federal Home Loan Bank advances	291	348	934
Other borrowings	84	109	109
Junior subordinated debentures and subordinated notes	1,776	2,175	2,208
	4,237	5,016	6,860
Net interest income	118,654	121,530	117,661
RECAPTURE OF PROVISION FOR CREDIT LOSSES	(6,961)	(5,243)	(9,251)
Net interest income after recapture of provision for credit losses	125,615	126,773	126,912
NON-INTEREST INCOME:
Deposit fees and other service charges	11,189	10,341	8,939
Mortgage banking operations	4,440	5,643	11,347
Bank-owned life insurance	1,631	1,203	1,307
Miscellaneous	1,683	4,702	2,135
	18,943	21,889	23,728
Net gain (loss) on sale of securities	435	(136)	485
Net change in valuation of financial instruments carried at fair value	49	2,721	59
Total non-interest income	19,427	24,474	24,272
NON-INTEREST EXPENSE:
Salary and employee benefits	59,486	57,798	64,819
Less capitalized loan origination costs	(6,230)	(7,647)	(9,696)
Occupancy and equipment	13,220	13,885	12,989
Information / computer data services	6,651	6,441	6,203
Payment and card processing services	4,896	5,062	4,326
Professional and legal expenses	2,180	2,251	3,328
Advertising and marketing	461	2,071	1,263
Deposit insurance expense	1,524	1,340	1,533
State/municipal business and use taxes	1,162	976	1,065
Real estate operations	(79)	49	(242)
Amortization of core deposit intangibles	1,424	1,574	1,711
Loss on extinguishment of debt	793	2,284	—
Miscellaneous	5,707	5,594	5,509
	91,195	91,678	92,808
COVID-19 expenses	—	127	148
Merger and acquisition-related expenses	—	—	571
Total non-interest expense	91,195	91,805	93,527
Income before provision for income taxes	53,847	59,442	57,657
PROVISION FOR INCOME TAXES	9,884	9,515	10,802
NET INCOME	$43,963	$49,927	$46,855
Earnings per share available to common shareholders:
Basic	$1.28	$1.46	$1.34
Diluted	$1.27	$1.44	$1.33
Cumulative dividends declared per common share	$0.44	$0.41	$0.41
Weighted average common shares outstanding:
Basic	34,300,742	34,292,967	34,973,383
Diluted	34,598,436	34,575,607	35,303,483
Increase (decrease) in common shares outstanding	120,152	641	(423,857)

BANR - First Quarter 2022 Results
April 20, 2022

FINANCIAL CONDITION				Percentage Change
(in thousands except shares and per share data)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$414,780	$358,461	$296,184	15.7%	40.0%
Interest-bearing deposits	1,573,608	1,775,839	1,353,743	(11.4)%	16.2%
Total cash and cash equivalents	1,988,388	2,134,300	1,649,927	(6.8)%	20.5%
Securities - trading	27,354	26,981	25,039	1.4%	9.2%
Securities - available for sale	3,147,547	3,638,993	2,989,760	(13.5)%	5.3%
Securities - held to maturity	1,015,522	520,922	441,857	94.9%	129.8%
Total securities	4,190,423	4,186,896	3,456,656	0.1%	21.2%
Federal Home Loan Bank stock	10,000	12,000	14,001	(16.7)%	(28.6)%
Securities purchased under agreements to resell	300,000	300,000	—	—%	nm
Loans held for sale	100,978	96,487	135,263	4.7%	(25.3)%
Loans receivable	9,109,869	9,084,763	9,947,697	0.3%	(8.4)%
Allowance for credit losses - loans	(125,471)	(132,099)	(156,054)	(5.0)%	(19.6)%
Net loans receivable	8,984,398	8,952,664	9,791,643	0.4%	(8.2)%
Accrued interest receivable	41,827	42,916	49,214	(2.5)%	(15.0)%
Real estate owned (REO) held for sale, net	429	852	340	(49.6)%	26.2%
Property and equipment, net	142,594	148,759	161,268	(4.1)%	(11.6)%
Goodwill	373,121	373,121	373,121	—%	—%
Other intangibles, net	13,431	14,855	19,715	(9.6)%	(31.9)%
Bank-owned life insurance	294,556	244,156	191,388	20.6%	53.9%
Operating lease right-of-use assets	52,792	55,257	56,217	(4.5)%	(6.1)%
Other assets	283,234	242,609	221,039	16.7%	28.1%
Total assets	$16,776,171	$16,804,872	$16,119,792	(0.2)%	4.1%
LIABILITIES
Deposits:
Non-interest-bearing	$6,494,852	$6,385,177	$5,994,693	1.7%	8.3%
Interest-bearing transaction and savings accounts	7,228,558	7,103,125	6,647,196	1.8%	8.7%
Interest-bearing certificates	800,364	838,631	906,978	(4.6)%	(11.8)%
Total deposits	14,523,774	14,326,933	13,548,867	1.4%	7.2%
Advances from Federal Home Loan Bank	—	50,000	100,000	(100.0)%	(100.0)%
Customer repurchase agreements and other borrowings	266,778	264,490	216,260	0.9%	23.4%
Subordinated notes, net	98,658	98,564	98,290	0.1%	0.4%
Junior subordinated debentures at fair value	70,510	119,815	117,248	(41.2)%	(39.9)%
Operating lease liabilities	57,343	59,756	59,884	(4.0)%	(4.2)%
Accrued expenses and other liabilities	148,689	148,303	313,801	0.3%	(52.6)%
Deferred compensation	46,639	46,684	46,625	(0.1)%	—%
Total liabilities	15,212,391	15,114,545	14,500,975	0.6%	4.9%
SHAREHOLDERS’ EQUITY
Common stock	1,298,212	1,299,381	1,326,269	(0.1)%	(2.1)%
Retained earnings	419,659	390,762	279,582	7.4%	50.1%
Other components of shareholders’ equity	(154,091)	184	12,966	nm	nm
Total shareholders’ equity	1,563,780	1,690,327	1,618,817	(7.5)%	(3.4)%
Total liabilities and shareholders’ equity	$16,776,171	$16,804,872	$16,119,792	(0.2)%	4.1%
Common Shares Issued:
Shares outstanding at end of period	34,372,784	34,252,632	34,735,343
Common shareholders’ equity per share (1)	$45.49	$49.35	$46.60
Common shareholders’ tangible equity per share (1) (2)	$34.25	$38.02	$35.29
Common shareholders’ tangible equity to tangible assets (2)	7.18%	7.93%	7.80%
Consolidated Tier 1 leverage capital ratio	8.58%	8.76%	9.10%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders’ tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
				Percentage Change
LOANS (1)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Prior Qtr	Prior Yr Qtr

Commercial real estate (CRE):
Owner-occupied	$872,801	$831,623	$759,490	5.0%	14.9%
Investment properties	1,670,896	1,674,027	1,616,795	(0.2)%	3.3%
Small balance CRE	1,162,164	1,281,863	1,315,435	(9.3)%	(11.7)%
Multifamily real estate	598,588	530,885	394,787	12.8%	51.6%
Construction, land and land development:
Commercial construction	179,796	167,998	197,476	7.0%	(9.0)%
Multifamily construction	274,015	259,116	305,694	5.7%	(10.4)%
One- to four-family construction	556,347	568,753	542,840	(2.2)%	2.5%
Land and land development	317,560	313,454	266,730	1.3%	19.1%
Commercial business:
Commercial business	1,081,847	1,038,206	1,094,952	4.2%	(1.2)%
SBA PPP	57,854	132,574	1,280,291	(56.4)%	(95.5)%
Small business scored	817,065	792,310	717,502	3.1%	13.9%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	244,580	279,224	219,335	(12.4)%	11.5%
SBA PPP	708	1,354	36,316	(47.7)%	(98.1)%
One- to four-family residential	708,096	657,474	629,357	7.7%	12.5%
Consumer:
Consumer—home equity revolving lines of credit	470,485	458,533	466,132	2.6%	0.9%
Consumer—other	97,067	97,369	104,565	(0.3)%	(7.2)%
Total loans receivable	$9,109,869	$9,084,763	$9,947,697	0.3%	(8.4)%
Restructured loans performing under their restructured terms	$5,279	$5,309	$6,424
Loans 30 - 89 days past due and on accrual	$9,611	$11,558	$19,233
Total delinquent loans (including loans on non-accrual), net	$19,231	$18,688	$42,444
Total delinquent loans / Total loans receivable	0.21%	0.21%	0.43%
(1)	December 31, 2021 and March 31, 2021 loan balances were reclassified to match current period presentation.

LOANS BY GEOGRAPHIC LOCATION					Percentage Change
	Mar 31, 2022		Dec 31, 2021	Mar 31, 2021	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount

Washington	$4,233,162	46.5%	$4,264,590	$4,683,600	(0.7)%	(9.6)%
California	2,191,993	24.1%	2,138,340	2,320,384	2.5%	(5.5)%
Oregon	1,620,479	17.8%	1,652,364	1,801,104	(1.9)%	(10.0)%
Idaho	539,245	5.9%	525,141	539,061	2.7%	—%
Utah	84,720	0.9%	74,913	92,399	13.1%	(8.3)%
Other	440,270	4.8%	429,415	511,149	2.5%	(13.9)%
Total loans receivable	$9,109,869	100.0%	$9,084,763	$9,947,697	0.3%	(8.4)%

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Commercial real estate	$87,421	$196,350	$91,217
Multifamily real estate	21,169	25,933	12,878
Construction and land	545,475	522,081	447,369
Commercial business:
Commercial business	272,513	203,549	115,911
SBA PPP	—	—	428,180
Agricultural business	28,676	13,061	27,167
One-to four-family residential	55,821	52,251	57,731
Consumer	121,959	101,365	87,322
Total loan originations (excluding loans held for sale)	$1,133,034	$1,114,590	$1,267,775

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
ALLOWANCE FOR CREDIT LOSSES – LOANS
Balance, beginning of period	$132,099	$139,915	$167,279
Recapture of provision for credit losses – loans	(7,376)	(8,127)	(8,035)
Recoveries of loans previously charged off:
Commercial real estate	87	635	24
Construction and land	384	—	100
One- to four-family real estate	40	47	113
Commercial business	149	267	979
Agricultural business, including secured by farmland	118	5	—
Consumer	216	140	296
	994	1,094	1,512
Loans charged off:
Commercial real estate	(2)	(1)	(3,763)
Multifamily real estate	—	(59)	—
Construction and land	(5)	—	—
Commercial business	(82)	(488)	(789)
Consumer	(157)	(235)	(150)
	(246)	(783)	(4,702)
Net recoveries (charge-offs)	748	311	(3,190)
Balance, end of period	$125,471	$132,099	$156,054
Net recoveries (charge-offs) / Average loans receivable	0.008%	0.003%	(0.032)%

ALLOCATION OF
ALLOWANCE FOR CREDIT LOSSES – LOANS	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Specific or allocated credit loss allowance:
Commercial real estate	$47,264	$52,995	$59,411
Multifamily real estate	7,183	7,043	4,367
Construction and land	26,679	27,294	36,440
One- to four-family real estate	8,109	8,205	7,988
Commercial business	26,655	26,421	31,411
Agricultural business, including secured by farmland	2,586	3,190	4,617
Consumer	6,995	6,951	11,820
Total allowance for credit losses – loans	$125,471	$132,099	$156,054
Allowance for credit losses - loans / Total loans receivable	1.38%	1.45%	1.57%
Allowance for credit losses - loans / Non-performing loans	674%	578%	426%

	Quarters Ended
CHANGE IN THE	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS
Balance, beginning of period	$12,432	$10,127	$13,297
Provision/(recapture) for credit losses - unfunded loan commitments	428	2,305	(1,220)
Balance, end of period	$12,860	$12,432	$12,077

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$10,618	$14,159	$21,615
Construction and land	119	479	986
One- to four-family	2,199	2,711	4,456
Commercial business	1,845	2,156	4,194
Agricultural business, including secured by farmland	1,021	1,022	1,536
Consumer	2,123	1,754	2,244
	17,925	22,281	35,031
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
One- to four-family	210	436	1,524
Commercial business	351	2	37
Consumer	121	117	—
	682	555	1,561
Total non-performing loans	18,607	22,836	36,592
REO	429	852	340
Other repossessed assets	17	17	37
Total non-performing assets	$19,053	$23,705	$36,969
Total non-performing assets to total assets	0.11%	0.14%	0.23%

	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
LOANS BY CREDIT RISK RATING

Pass	$8,924,598	$8,874,468	$9,584,429
Special Mention	6,908	11,932	51,692
Substandard	178,363	198,363	311,576
Total	$9,109,869	$9,084,763	$9,947,697

	Quarters Ended
REAL ESTATE OWNED	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Balance, beginning of period	$852	$852	$816
Proceeds from dispositions of REO	(607)	—	(783)
Gain on sale of REO	184	—	307
Balance, end of period	$429	$852	$340

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION				Percentage Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$6,494,852	$6,385,177	$5,994,693	1.7%	8.3%
Interest-bearing checking	1,971,936	1,947,414	1,722,085	1.3%	14.5%
Regular savings accounts	2,853,891	2,784,716	2,597,731	2.5%	9.9%
Money market accounts	2,402,731	2,370,995	2,327,380	1.3%	3.2%
Total interest-bearing transaction and savings accounts	7,228,558	7,103,125	6,647,196	1.8%	8.7%
Total core deposits	13,723,410	13,488,302	12,641,889	1.7%	8.6%

Interest-bearing certificates	800,364	838,631	906,978	(4.6)%	(11.8)%
Total deposits	$14,523,774	$14,326,933	$13,548,867	1.4%	7.2%

GEOGRAPHIC CONCENTRATION OF DEPOSITS
	Mar 31, 2022		Dec 31, 2021	Mar 31, 2021	Percentage Change
	Amount	Percentage	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$8,067,253	55.5%	$7,952,376	$7,504,389	1.4%	7.5%
Oregon	3,140,393	21.6%	3,067,054	2,929,027	2.4%	7.2%
California	2,520,655	17.4%	2,524,296	2,401,299	(0.1)%	5.0%
Idaho	795,473	5.5%	783,207	714,152	1.6%	11.4%
Total deposits	$14,523,774	100.0%	$14,326,933	$13,548,867	1.4%	7.2%

INCLUDED IN TOTAL DEPOSITS	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Public non-interest-bearing accounts	$189,907	$193,917	$151,850
Public interest-bearing transaction & savings accounts	165,692	159,957	169,192
Public interest-bearing certificates	37,689	39,961	51,021
Total public deposits	$393,288	$393,835	$372,063

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF MARCH 31, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,636,430	14.05%	$931,972	8.00%	$1,164,964	10.00%
Tier 1 capital to risk-weighted assets	1,412,895	12.13%	698,979	6.00%	698,979	6.00%
Tier 1 leverage capital to average assets	1,412,895	8.58%	658,360	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,326,395	11.39%	524,234	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,567,914	13.47%	931,257	8.00%	1,164,071	10.00%
Tier 1 capital to risk-weighted assets	1,444,379	12.41%	698,442	6.00%	931,257	8.00%
Tier 1 leverage capital to average assets	1,444,379	8.78%	658,054	4.00%	822,568	5.00%
Common equity tier 1 capital to risk-weighted assets	1,444,379	12.41%	523,832	4.50%	756,646	6.50%

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Mar 31, 2022			Dec 31, 2021			Mar 31, 2021
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$130,221	$1,115	3.47%	$73,101	$601	3.26%	$119,341	$925	3.14%
Mortgage loans	7,347,662	81,032	4.47%	7,362,363	83,059	4.48%	7,144,770	80,580	4.57%
Commercial/agricultural loans	1,479,216	15,011	4.12%	1,460,486	14,966	4.07%	1,519,062	15,919	4.25%
SBA PPP loans	88,720	2,784	12.73%	209,776	5,845	11.05%	1,172,492	10,792	3.73%
Consumer and other loans	115,881	1,700	5.95%	119,658	1,749	5.80%	127,469	1,947	6.19%
Total loans(1)	9,161,700	101,642	4.50%	9,225,384	106,220	4.57%	10,083,134	110,163	4.43%
Mortgage-backed securities	2,975,263	14,235	1.94%	2,838,759	13,344	1.86%	1,953,820	9,472	1.97%
Other securities	1,573,834	8,429	2.17%	1,550,383	8,466	2.17%	1,048,856	6,687	2.59%
Equity securities	—	—	—%	—	—	—%	1,742	—	—%
Interest-bearing deposits with banks	1,697,545	820	0.20%	1,901,165	731	0.15%	1,032,138	262	0.10%
FHLB stock	11,756	106	3.66%	12,000	135	4.46%	15,952	161	4.09%
Total investment securities	6,258,398	23,590	1.53%	6,302,307	22,676	1.43%	4,052,508	16,582	1.66%
Total interest-earning assets	15,420,098	125,232	3.29%	15,527,691	128,896	3.29%	14,135,642	126,745	3.64%
Non-interest-earning assets	1,372,182			1,306,437			1,237,281
Total assets	$16,792,280			$16,834,128			$15,372,923
Deposits:
Interest-bearing checking accounts	$1,958,824	273	0.06%	$1,875,097	289	0.06%	$1,616,824	315	0.08%
Savings accounts	2,816,774	354	0.05%	2,773,597	400	0.06%	2,486,820	521	0.08%
Money market accounts	2,390,621	506	0.09%	2,367,861	559	0.09%	2,242,748	775	0.14%
Certificates of deposit	825,028	953	0.47%	840,920	1,136	0.54%	913,053	1,998	0.89%
Total interest-bearing deposits	7,991,247	2,086	0.11%	7,857,475	2,384	0.12%	7,259,445	3,609	0.20%
Non-interest-bearing deposits	6,421,143	—	—%	6,523,149	—	—%	5,663,820	—	—%
Total deposits	14,412,390	2,086	0.06%	14,380,624	2,384	0.07%	12,923,265	3,609	0.11%
Other interest-bearing liabilities:
FHLB advances	42,222	291	2.80%	50,000	348	2.76%	144,444	934	2.62%
Other borrowings	266,148	84	0.13%	266,559	109	0.16%	202,930	109	0.22%
Junior subordinated debentures and subordinated notes	191,985	1,776	3.75%	246,510	2,175	3.50%	247,944	2,208	3.61%
Total borrowings	500,355	2,151	1.74%	563,069	2,632	1.85%	595,318	3,251	2.21%
Total funding liabilities	14,912,745	4,237	0.12%	14,943,693	5,016	0.13%	13,518,583	6,860	0.21%
Other non-interest-bearing liabilities(2)	225,953			216,940			207,560
Total liabilities	15,138,698			15,160,633			13,726,143
Shareholders’ equity	1,653,582			1,673,495			1,646,780
Total liabilities and shareholders’ equity	$16,792,280			$16,834,128			$15,372,923
Net interest income/rate spread (tax equivalent)		$120,995	3.17%		$123,880	3.16%		$119,885	3.43%
Net interest margin (tax equivalent)			3.18%			3.17%			3.44%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(2,341)			(2,350)			(2,224)
Net interest income and margin, as reported		$118,654	3.12%		$121,530	3.11%		$117,661	3.38%
Additional Key Financial Ratios:
Return on average assets			1.06%			1.18%			1.24%
Return on average equity			10.78%			11.84%			11.54%
Average equity/average assets			9.85%			9.94%			10.71%
Average interest-earning assets/average interest-bearing liabilities			181.59%			184.40%			179.96%
Average interest-earning assets/average funding liabilities			103.40%			103.91%			104.56%
Non-interest income/average assets			0.47%			0.58%			0.64%
Non-interest expense/average assets			2.20%			2.16%			2.47%
Efficiency ratio(4)			66.04%			62.88%			65.90%
Adjusted efficiency ratio(5)			62.09%			59.71%			63.18%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $1.3 million for both the three months ended March 31, 2022 and December 31, 2021 and $1.2 million for the three months ended March 31, 2021.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.0 million, $1.1 million and $1.0 million for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Net interest income	$118,654	$121,530	$117,661
Total non-interest income	19,427	24,474	24,272
Total revenue (GAAP)	138,081	146,004	141,933
Exclude net (gain) loss on sale of securities	(435)	136	(485)
Exclude net change in valuation of financial instruments carried at fair value	(49)	(2,721)	(59)
Adjusted revenue (non-GAAP)	$137,597	$143,419	$141,389

ADJUSTED EARNINGS	Quarters Ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Net income (GAAP)	$43,963	$49,927	$46,855
Exclude net (gain) loss on sale of securities	(435)	136	(485)
Exclude net change in valuation of financial instruments carried at fair value	(49)	(2,721)	(59)
Exclude merger and acquisition-related expenses	—	—	571
Exclude COVID-19 expenses	—	127	148
Exclude Banner Forward expenses	2,465	1,157	950
Exclude loss on extinguishment of debt	793	2,284	—
Exclude related net tax (benefit) expense	(666)	(236)	(270)
Total adjusted earnings (non-GAAP)	$46,071	$50,674	$47,710

Diluted earnings per share (GAAP)	$1.27	$1.44	$1.33
Diluted adjusted earnings per share (non-GAAP)	$1.33	$1.47	$1.35

BANR - First Quarter 2022 Results
April 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Non-interest expense (GAAP)	$91,195	$91,805	$93,527
Exclude merger and acquisition-related expenses	—	—	(571)
Exclude COVID-19 expenses	—	(127)	(148)
Exclude Banner Forward expenses	(2,465)	(1,157)	(950)
Exclude CDI amortization	(1,424)	(1,574)	(1,711)
Exclude state/municipal tax expense	(1,162)	(976)	(1,065)
Exclude REO operations	79	(49)	242
Exclude loss on extinguishment of debt	(793)	(2,284)	—
Adjusted non-interest expense (non-GAAP)	$85,430	$85,638	$89,324

Net interest income (GAAP)	$118,654	$121,530	$117,661
Non-interest income (GAAP)	19,427	24,474	24,272
Total revenue	138,081	146,004	141,933
Exclude net (gain) loss on sale of securities	(435)	136	(485)
Exclude net change in valuation of financial instruments carried at fair value	(49)	(2,721)	(59)
Adjusted revenue (non-GAAP)	$137,597	$143,419	$141,389

Efficiency ratio (GAAP)	66.04%	62.88%	65.90%
Adjusted efficiency ratio (non-GAAP)	62.09%	59.71%	63.18%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Shareholders’ equity (GAAP)	$1,563,780	$1,690,327	$1,618,817
Exclude goodwill and other intangible assets, net	386,552	387,976	392,836
Tangible common shareholders’ equity (non-GAAP)	$1,177,228	$1,302,351	$1,225,981

Total assets (GAAP)	$16,776,171	$16,804,872	$16,119,792
Exclude goodwill and other intangible assets, net	386,552	387,976	392,836
Total tangible assets (non-GAAP)	$16,389,619	$16,416,896	$15,726,956
Common shareholders’ equity to total assets (GAAP)	9.32%	10.06%	10.04%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	7.18%	7.93%	7.80%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Tangible common shareholders’ equity (non-GAAP)	$1,177,228	$1,302,351	$1,225,981
Common shares outstanding at end of period	34,372,784	34,252,632	34,735,343
Common shareholders’ equity (book value) per share (GAAP)	$45.49	$49.35	$46.60
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$34.25	$38.02	$35.29